Exhibit 99

From:	Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

May 1, 2012

Wisconsin Energy posts first quarter results

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported net income from continuing operations of $172.1 million or 74 cents a share for the first quarter of 2012. This compares with net income from continuing operations of $170.9 million or 72 cents a share for the first quarter of 2011.

First quarter 2012 revenues were $1.19 billion, compared with $1.33 billion in the corresponding quarter a year ago.

The warmest first quarter in at least 122 years led to a sharp decline in customer demand for natural gas and lower revenues than the company recorded in the first quarter of 2011.

The impact of unusually warm winter temperatures was offset by stronger recovery of fuel costs for power generation, lower operation and maintenance costs, and the impact of the company's share repurchase program. As a result, first quarter 2012 earnings rose by $1.2 million or 2 cents a share.

During the first quarter, consumption of electricity by large commercial and industrial customers grew by 3.0 percent - while electricity use by small commercial and industrial customers was down by 2.1 percent. Residential use of electricity - influenced by the mild winter weather - dropped by 4.3 percent from last year's first quarter.

At the end of March, the company was serving 2,400 more electric customers and 4,300 more natural gas customers than a year ago.

“We're pleased with our first quarter results, considering that residential demand for natural gas was down by nearly 24 percent as compared to last year,” said Gale Klappa, chairman, president and chief executive officer.

“The economy across the region continues to strengthen with iron ore mining, heavy equipment manufacturing, and the producers of rubber and plastic products showing gains,” he added.

“We're reaffirming our earnings guidance for calendar year 2012 in the range of $2.24 to $2.29 a share.”

Earnings per share listed in this news release are on a fully diluted basis.

Conference call
A conference call is scheduled for 1 p.m. Central time on May 1, 2012. The presentation will review 2012 first quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing
866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 69899883. Access also may be gained through the company's website (wisconsinenergy.com). Click 'First Quarter Earnings Release and Conference Call' and then click 'Go to webcast.' In conjunction with this earnings announcement, Wisconsin Energy will post on its website a package of detailed financial information on its first quarter performance. The materials will be available at 6:30 a.m. Central time on May 1, 2012.

Replay
A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through May 15, 2012. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 69899883.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utility is We Energies. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

Wisconsin Energy Corporation (wisconsinenergy.com), a component of the S&P 500, has more than $13 billion of assets, approximately 4,600 employees and more than 42,000 stockholders of record.

Forward-looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding earnings and other matters. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans" "possible," "potential," "projects," "should" or similar terms or variations of these terms.

Actual results may differ materially from those set forth in forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions; business, competitive and regulatory conditions in the deregulating and consolidating energy industry, in general, and, in particular, in the company's service territories; timing, resolution and impact of pending and future rate cases and other regulatory decisions; availability of the company's generating facilities; varying weather conditions; catastrophic weather-related or terrorism-related damage; cyber-security threats; unanticipated changes in purchased power costs; unanticipated changes in coal or natural gas prices and supply and transportation availability; the ability to recover fuel and purchased power costs; nonperformance by purchased power or natural gas suppliers under existing contracts; environmental incidents; key personnel changes; inflation rates; customer growth and declines; customer business conditions, including demand for their products and services; energy conservation efforts; construction risks, including those associated with the construction of new environmental controls and renewable generation; adverse interpretation or enforcement of permit conditions by permitting agencies; restrictions imposed by financing arrangements and regulatory requirements on the ability of the company's subsidiaries to transfer funds to it in the form of cash dividends, loans or advances; current and future litigation, regulatory investigations, proceedings or inquiries, including Federal Energy Regulatory Commission matters and Internal Revenue Service audits and other tax matters; the impact of recent and future federal, state and local legislative and regulatory changes; equity and bond market fluctuations and events in the global credit markets that may affect the availability and cost of capital; the investment performance of the company's pension and other post-retirement benefit trusts; the financial performance of the American Transmission Company; the effect of accounting pronouncements issued periodically by standard setting bodies; foreign, governmental, economic, political and currency risks; and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in the company's Form 10-K for the year ended Dec. 31, 2011 and in subsequent reports filed with the Securities and Exchange Commission.

The company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended March 31
	2012	2011
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,191.2	$1,328.7

Operating Expenses
Fuel and purchased power	253.8	267.6
Cost of gas sold	237.5	342.4
Other operation and maintenance	286.3	313.5
Depreciation and amortization	87.6	81.3
Property and revenue taxes	30.3	28.3
Total Operating Expenses	895.5	1,033.1

Operating Income	295.7	295.6

Equity in Earnings of Transmission Affiliate	15.6	15.5
Other Income, net	16.0	12.5
Interest Expense, net	58.9	63.4

Income Before Income Taxes	268.4	260.2

Income Tax Expense	96.3	89.3

Net Income	$172.1	$170.9

Earnings Per Share
Basic	$0.75	$0.73
Diluted	$0.74	$0.72

Weighted Average Common Shares Outstanding (Millions)
Basic	230.5	233.7
Diluted	233.2	236.6

Dividends Per Share of Common Stock	$0.30	$0.26

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2012	December 31, 2011
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$10,235.0	$10,160.4

Investments
Equity investment in transmission affiliate	355.0	349.7
Other	38.4	43.6
Total Investments	393.4	393.3

Current Assets
Cash and cash equivalents	18.1	14.1
Restricted cash	24.7	45.5
Accounts receivable, net	386.9	349.4
Accrued revenues	190.3	252.7
Materials, supplies and inventories	311.6	382.0
Prepayments and other	348.2	382.5
Total Current Assets	1,279.8	1,426.2

Deferred Charges and Other Assets
Regulatory assets	1,286.3	1,238.7
Goodwill	441.9	441.9
Other	184.9	201.6
Total Deferred Charges and Other Assets	1,913.1	1,882.2
Total Assets	$13,821.3	$13,862.1

Capitalization and Liabilities

Capitalization
Common equity	$4,051.5	$3,963.3
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,602.8	4,614.3
Total Capitalization	8,684.7	8,608.0

Current Liabilities
Long-term debt due currently	33.8	32.6
Short-term debt	557.3	669.9
Accounts payable	239.3	325.7
Accrued payroll and vacation	78.9	105.9
Other	262.6	230.4
Total Current Liabilities	1,171.9	1,364.5

Deferred Credits and Other Liabilities
Regulatory liabilities	911.6	902.0
Deferred income taxes - long-term	1,791.2	1,696.1
Deferred revenue, net	740.9	754.5
Pension and other benefit obligations	221.0	222.7
Other	300.0	314.3
Total Deferred Credits and Other Liabilities	3,964.7	3,889.6
Total Capitalization and Liabilities	$13,821.3	$13,862.1

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
	2012	2011
	(Millions of Dollars)
Operating Activities
Net income	$172.1	$170.9
Reconciliation to cash
Depreciation and amortization	90.6	84.2
Regulatory amortization in O&M	15.0	52.0
Contributions to qualified benefit plans	—	(122.4)
Deferred income taxes and investment tax credits, net	67.9	71.9
Working capital and other	(5.1)	134.4
Cash Provided by Operating Activities	340.5	391.0

Investing Activities
Capital expenditures	(142.3)	(135.5)
Investment in transmission affiliate	(2.6)	(2.6)
Proceeds from asset sales	2.7	38.3
Change in restricted cash	20.8	(37.2)
Other, net	(9.0)	(7.4)
Cash Used in Investing Activities	(130.4)	(144.4)

Financing Activities
Common stock issued (repurchased), net	(16.3)	(11.9)
Dividends paid on common stock	(69.1)	(60.8)
Change in debt, net	(120.6)	38.6
Other, net	(0.1)	(1.0)
Cash Used in Financing Activities	(206.1)	(35.1)

Change in Cash	4.0	211.5

Cash at Beginning of Period	14.1	24.5

Cash at End of Period	$18.1	$236.0